Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

BIOLASE, Inc.

Irvine, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-194889, 333-144095, 333-112173, 333-130677, and 333-177339) and Form S-3 (Nos. 333-106260. 333-200623, 333-198291, 333-166145, 333-190158, and 333-193426) of BIOLASE, Inc. of our reports dated March 6, 2015, relating to the consolidated financial statements and consolidated financial statement schedule, and the effectiveness of the BIOLASE, Inc.’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Costa Mesa, California

March 6, 2015